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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 16 to the Registration Statement of Diversified Investors Variable Funds on Form N-4 (File Nos. 33-73734 and 811-8264) of our reports dated February 19, 2001 relating to the financial statements and financial highlights of Diversified Investors Variable Funds and Diversified Investors Strategic Variable Funds and our report dated February 16, 2001 relating to the financial statements and financial highlights of Diversified Investors Portfolios, which appear in the 2000 Annual Report of Diversified Investors Variable Funds and Diversified Investors Strategic Variable Funds. We also consent to the reference to our firm under the captions "Financial Information" and "Independent Accountants" in the Prospectus and under the caption "Independent Accountants" in the Statement of Additional Information.



PricewaterhouseCoopers LLP



New York, New York
April 30, 2001
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Consent of Independent Auditors


We consent to the references to our firm under the caption "Independent Accountants" in both the Prospectus and the Statement of Additional Information, and to the use of our report dated February 15, 2001 with respect to the statutory-basis financial statements and schedules of AUSA Life Insurance Company, Inc., included in Post-Effective Amendment No. 16 to the Registration Statement (Form N-4 No. 33-73734) and related Prospectus of Diversified Investors Strategic Variable Funds.



                                        /s/ Ernst & Young



Des Moines, Iowa
April 24, 2001